                                                                    Exhibit 99.1


                      TRANSMITTAL OF FINANCIAL REPORTS AND
                        CERTIFICATION OF COMPLIANCE WITH
                  UNITED STATES TRUSTEE OPERATING REQUIREMENTS
         FOR THE LTV COPPERWELD BUSINESS FOR THE PERIOD ENDED AUGUST 31,
                 2002 AND FOR THE LTV INTEGRATED STEEL BUSINESS
                     FOR THE PERIOD ENDED SEPTEMBER 30, 2002



                                              :
IN RE:                                        :   CHAPTER 11
                                              :
LTV STEEL COMPANY, INC.,                      :   JOINTLY ADMINISTERED
A NEW JERSEY CORPORATION, ET AL.,             :   CASE NO. 00-43866
                          -- --
                                              :
                             DEBTORS.         :   CHIEF JUDGE WILLIAM T. BODOH


                  As Vice President and Controller of The LTV Corporation ("LTV"), a corporation organized under the laws of the State of Delaware and one of the debtors and debtors in possession in the above-captioned Chapter 11 cases (collectively, the "Debtors"), I hereby affirm that:

                  1. I have reviewed the following statements for the periods indicated and attached hereto (collectively, the "Statements"): Integrated Steel Business (September 2002) - Cash Receipts and Disbursements and Debtors' Cash Account Balances; LTV Copperweld Business (August 2002) - Summarized Operating Results, Balance Sheet and Cash Flow.

                  2. The Statements are based on the Debtors' books and records maintained in the ordinary course of business. The statements have been prepared in accordance with normal and customary accounting practices and fairly and accurately reflect the relevant information for the applicable period.

                  3. As agreed with the Office of the United States Trustee (the "U.S. Trustee"), the Debtors will submit a Statement of Compensation only when necessary or appropriate to revise or update the information previously provided to the U.S. Trustee.

                  4. The insurance described in Section 4 of the Operating Instructions and Reporting Requirements for Chapter 11 Cases (the "Operating Instructions") issued by the U.S. Trustee remains in force.

                  5. All postpetition taxes, as described in Sections 1 and 14 of the Operating Instructions, are current and have been paid in the ordinary course of business.

                  6. No professional fees have been paid without specific court authorization.

                  The Statements were prepared by LTV under my direction and supervision. LTV verifies that, to the best of its knowledge, the information set forth in the Statements is true and correct.


Dated:  October 21, 2002                  /s/ John T. Delmore
                                          -------------------------------------
                                          John T. Delmore
                                          Vice President and Controller
                                          The LTV Corporation

THE LTV CORPORATION
Integrated Steel Business
Cash Receipts and Disbursements - September 2002
(Unaudited)
($ in Thousands)



Receipts                                                            $ 11,495
                                                                 ------------

Disbursements:
             Labor                                                       401
             Healthcare                                                1,935
             Non-labor plant expenditures                              1,060
             Non-labor administrative expenditures                       900
             Chapter 11 professional fees and expenses                 2,029
             Funding of accounts pursuant to APP                           -
             Interest and bank fees                                      710
                                                                 ------------
                Total                                                  7,035
                                                                 ------------

Receipts less Disbursements                                            4,460

Beginning cash balance                                                30,992

Less:        Repayment of Secured Bank Facility                      (13,744)

                                                                 ------------
Ending cash balance                                                 $ 21,708
                                                                 ============

Balance due under Secured Bank Facility
   including outstanding letters of credit                          $ 12,332
                                                                 ============


         See accompanying notes to Cash Receipts and Disbursements Schedule.

THE LTV CORPORATION

Notes to Integrated Steel Business Cash Receipts and Disbursements Schedule - September 2002

   On December 7, 2001, the Court entered an order (the "APP Order") authorizing LTV Steel Company, Inc. and its affiliated debtors (collectively, the "Debtors") to implement an asset protection plan (the "APP") for the safe and orderly cessation and winddown of their integrated steel business over a nine-month period (the "APP Period"). On August 30, 2002 the Court entered an order that, among other things, extended the duration of the APP from September 13, 2002 to December 13, 2002. Pursuant to the APP Order, the Debtors hot-idled their primary integrated steel facilities in December 2001 and ceased producing steel. After entry of the APP Order, the Debtors' integrated steel business continued to ship product that remained in inventory, collected receivables and marketed the integrated steel assets for sale under court approved sale procedures. By order dated February 28, 2002, the Court approved the sale of substantially all of the Debtors' integrated steel assets to WLR Acquisition Corp. n/k/a International Steel Group, Inc. ("ISG") for a purchase price of approximately $80 million (of which approximately $11 million has been allocated to the purchase of the assets of certain non-debtor railroads), plus the assumption of certain environmental and other obligations. ISG also purchased inventories which were located at the integrated steel facilities for approximately $52 million. The sale of the Debtors' integrated steel assets to ISG closed in April 2002 and a second closing related to the purchase of the inventory occurred in May 2002. Shareholders will not receive any value as a result of the sale of the Debtors' integrated steel assets to ISG.

   Under the APP, the Debtors are paying expenditures in accordance with a budget negotiated with their postpetition secured lenders (collectively, the "DIP Lenders") for the consensual use of cash collateral to complete the orderly winddown of the integrated steel business, which budget was approved by the Court on December 18, 2001 and subsequently amended from time to time (the "APP Budget").

   On October 15, 2002, an agreement was signed for the sale of the assets of the Pipe and Conduit Business for cash of $110 million, subject to a working capital adjustment. The transaction is contingent upon Hart-Scott-Rodino Act clearance, approval of the Bankruptcy Court, completion of environmental due diligence and the buyer negotiating a collective bargaining agreement with the United Steel Workers of America. On October 16, 2002, the Debtors' announced that it will reorganize the Copperweld Business as a stand-alone company. A separate plan of reorganization is being developed whereby the Copperweld Business would emerge from bankruptcy at the earliest opportunity. See Notes to LTV Copperweld Business Balance Sheet. The Debtors' believe that the value obtained from the sale of the assets of the Pipe and Conduit Business and the reorganization of the Copperweld Business will not be sufficient to provide any recovery for the common shareholders of The LTV Corporation.

   At this time the Debtors are currently unable to estimate the amount of cash that will be available for distribution to creditors after satisfaction of the DIP Lenders' claims in full, which DIP lenders' claims as of September 30, 2002 aggregated $12.3 million. Additionally, the Debtors believe that the value obtained from the liquidation of their remaining assets, including the sale of the assets of the Pipe and Conduit Business, and the reorganization of the Copperweld Business will not be sufficient to provide any recovery for common shareholders.

   Pursuant to the APP, the Debtors are also required to fund certain expenditures from the above proceeds for professional fees and expenses.

THE LTV CORPORATION
Integrated Steel Business - Debtors' Cash Account Balances - September 2002 (Unaudited)
($ in Thousands)





     National City Corporate                           $    856
     Mellon Bank Corporate                                4,618
     JP Morgan Chase                                     16,477
     Outstanding Checks                                    (585)
     Other                                                  342

                                                   -------------
          Total                                        $ 21,708
                                                   =============

THE LTV CORPORATION
LTV Copperweld Business
Summarized Operating Results Year-to-Date
(Unaudited)
($ in Millions)


                                                         8 Months ended
                                                           August 31
                                                   ---------------------------
                                                        2002          2001
                                                   ------------- -------------
Revenues                                                $ 708.1       $ 716.0

EBIT                                                       30.1          13.2

EBITDA                                                     57.0          43.9
                                                   ============= =============

THE LTV CORPORATION
LTV Copperweld Business
Balance Sheet
(Unaudited)
($ in Millions)

                                                                August 31         December 31
                                                                   2002              2001
                                                            ---------------   ----------------
Current Assets
     Cash and cash equivalents                                      $ 29.0             $ 16.4
     Receivables                                                     140.5              115.8
     Inventories                                                     170.7              183.2
     Prepaid and other current assets                                 12.4                1.0
                                                            ---------------   ----------------
                                                                     352.6              316.4
                                                            ---------------   ----------------

Non Current Assets
     Property, plant and equipment                                   394.3              399.9
     Intangible and other non current assets                         229.2              226.7

                                                            ---------------   ----------------
        Total Assets                                               $ 976.1            $ 943.0
                                                            ===============   ================

Current Liabilities
     Accounts payable                                               $ 44.9             $ 29.7
     Other accrued liabilities                                        56.2               30.3
     Current maturities of debt                                      254.3                  -
                                                            ---------------   ----------------
                                                                     355.4               60.0
                                                            ---------------   ----------------

Non Current Liabilities                                               98.4              308.5

Liabilities Subject to Compromise                                    384.6              428.7

Total Shareholder's Equity                                           137.7              145.8

                                                            ---------------   ----------------
        Total Liabilities and Shareholder's Equity                 $ 976.1            $ 943.0
                                                            ===============   ================


        See accompanying notes to LTV Copperweld Business Balance Sheet.

THE LTV CORPORATION
Notes to LTV Copperweld Business Balance Sheet  - August 2002


LTV Copperweld consists primarily of two businesses - (1) the Pipe and Conduit Business (consisting of LTV Steel Tubular Company, a division of LTV Steel Company, Inc., and Georgia Tubing Corporation) (the "Pipe and Conduit Business") and (2) the Copperweld Business consisting of Copperweld Corporation, Copperweld Canada Inc. and Welded Tube Holdings, Inc., and their wholly-owned subsidiaries (the "Copperweld Business"). The Pipe and Conduit Business and Copperweld Business collectively are referred to as the "LTV Copperweld Business". On October 15, 2002, an agreement was signed for the sale of the assets of the Pipe and Conduit Business for cash of $110 million, subject to a working capital adjustment. The transaction is contingent upon Hart-Scott-Rodino Act clearance, approval of the Bankruptcy Court, completion of environmental due diligence and the buyer negotiating a collective bargaining agreement with the United Steel Workers of America. On October 16, 2002, the Debtors' announced that it would reorganize the Copperweld Business as a stand-alone company. A separate plan of reorganization is being developed whereby the Copperweld Business would emerge from bankruptcy at the earliest opportunity. The Debtors' believe that the value obtained from the sale of the assets of the Pipe and Conduit Business and the reorganization of the Copperweld Business will not be sufficient to provide any recovery for the common shareholders of The LTV Corporation ("LTV").


In May 2002, an agreement for a $300.0 million debtor-in-possession financing facility ("Copperweld Facility") was reached with a financial institution and the participants in the LTV secured term loan ("LTV Secured Facility"). The LTV Secured Facility had been used to finance a portion of the 1999 acquisition of the Copperweld Business and was guaranteed by certain wholly owned domestic subsidiaries of LTV including the Copperweld domestic subsidiaries. The LTV Secured Loan balance of $193.9 million was "rolled into" the Copperweld Facility. The Copperweld Facility includes a revolving credit facility in the amount of $106.1 million, a portion of which may be used to issue letters of credit. The amount that may be borrowed may be limited by the amount of available receivables and inventory. The Copperweld Facility matures on May 16, 2003 and accordingly has been classified as a current liability. Interest is based on LIBOR plus 3.25%. Borrowings under the Copperweld Facility are secured by the assets of the Copperweld Business. Copperweld Corporation, Copperweld Canada Inc. and Welded Tube Holdings, Inc. are the borrowers under the Copperweld Facility. As of August 31, 2002, borrowings outstanding under the Copperweld Facility were $254.3 million, including the $193.9 million term loan, and $.2 million of letters of credit were outstanding. The borrowings under the revolving portion of the facility were used to repay a portion of the LTV debtor-in-possession facility that had been guaranteed by the Copperweld domestic subsidiaries and secured by receivables of Copperweld and to reimburse LTV Steel for certain inventory purchases. The Copperweld Facility agreement contains various restrictive covenants and requires Copperweld to achieve certain EBITDA targets throughout the term of the agreement.

THE LTV CORPORATION
Notes to LTV Copperweld Business Balance Sheet (Continued) - August 2002

The Pipe and Conduit Business also has a revolving credit facility ("Pipe and Conduit Facility"). An amendment to the Pipe and Conduit Facility was negotiated with the lenders and the commitment amount, upon approval of the Court on August 30, 2002, was reduced from $30 million to $15 million. The amount that may be borrowed may be limited by the amount of available receivables and inventory. The Pipe and Conduit Facility matures December 5, 2002 and is secured primarily by the assets of the Pipe and Conduit Business and is guaranteed by LTV and its direct and indirect subsidiaries, but not by the Copperweld entities that are borrowers or guarantors under the Copperweld Facility. The Pipe and Conduit Facility agreement contains various restrictive covenants and requires the Pipe and Conduit Business to achieve certain EBITDA targets throughout the term of the agreement. There were no borrowings outstanding under the Pipe and Conduit Facility as of August 31, 2002.

Neither the Copperweld Facility or the Pipe and Conduit Facility can be used to fund expenses of LTV Steel's former integrated steel operations or the implementation of LTV Steel's Asset Protection Plan except that under the Court approved August 30, 2002 amendment, $12.0 million of Tubular cash was permitted to be used to pay down the LTV Secured Facility. This $12.0 million payment was made on September 4, 2002.

THE LTV CORPORATION
LTV Copperweld Business
Cash Flow Year-to-Date
(Unaudited)
($ in Millions)

                                                                                              8 Months ended
                                                                                                August 31
                                                                                        ---------------------------
                                                                                             2002           2001
                                                                                        ------------  -------------
Net Income                                                                                  $ (11.1)        $ (0.3)
Non Cash Special Charges                                                                       23.6            1.0
Depreciation and Amortization                                                                  26.8           30.8
(Increase) Decrease in Receivables                                                            (24.7)           6.8
(Increase) Decrease in Inventories                                                             12.5           44.2
Increase (Decrease) in Payables                                                                15.2          (11.0)
Other Changes                                                                                 (15.4)          (8.4)
                                                                                        ------------  -------------
      Cash Provided by Operations                                                              26.9           63.1
                                                                                        ------------  -------------

Investing Activities:
      Capital Expenditures                                                                    (16.6)         (15.0)
                                                                                        ------------  -------------

Financing Activities:
      Borrowings under Copperweld Facility                                                    518.5              -
      Roll-over of Term Loan                                                                 (193.9)             -
      Payments on Borrowings under Revolver Portion of Copperweld Facility                   (264.2)             -
      Debt Issuance Cost                                                                       (4.1)             -
      Payment of Intercompany Advances                                                        (54.1)         (49.0)
                                                                                        ------------  -------------
         Net Financing Activities                                                               2.2          (49.0)

                                                                                        ------------  -------------
Net Cash Flow                                                                                $ 12.5         $ (0.9)
                                                                                        ============  =============